UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 11,  2019

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801

(Address of principal executive offices) (zip code)

(626) 282-0288

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by Apollo Medical Holdings, Inc. (the “Company”) with the Securities and Exchange Commission on January 17, 2019, for the purpose of correcting certain disclosures relating to Linda Marsh, the new director appointed to the board of directors (the “Board”) of the Company, as set forth below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On January 11, 2019, the board of directors (the “Board”) of Apollo Medical Holdings, Inc. (the “Company”) appointed Linda Marsh and John Chiang to the Board to fill the respective vacancies created by the resignations of Gary Augusta on November 8, 2018 and Joseph M. Molina, M.D. on November 15, 2018. Ms. Marsh will serve as a director of the Company for a term expiring at the 2020 annual meeting of stockholders, and Mr. Chiang will serve as a director of the Company for a term expiring at the 2019 annual meeting of stockholders, or until their respective successors are elected and qualified, or until their respective earlier resignation or removal.

On January 11, 2019, the Board also appointed Mr. Chiang to serve on the Audit Committee and Compensation Committee effective immediately. The Board determined that Mr. Chiang satisfies the financial literacy and other requirements for the Audit Committee members under the rules and regulations of the SEC and applicable listing standards of Nasdaq.

Linda Marsh is the Senior Executive Vice President at AHMC Healthcare, Inc. in Alhambra, California. She joined AHMC in 1999 and currently oversees all financial matters for that company’s seven (7) Southern California acute care hospitals. The Company and its affiliates (including Allied Physicians of California) work closely with one or more of the AHMC hospitals in coordinating care for their respective patients. Ms. Marsh is the co-CEO of Network Medical Management, Inc. (“NMM”), a subsidiary of the Company, and is also the co-CEO of Allied Physicians of California IPA (“APC”), an independent practice association affiliated with the Company. An entity affiliated with Ms. Marsh receives compensation in the amount of $25,000 per month (which is jointly paid by NMM and AP) for services provided to NMM and AP. An entity affiliated with Ms. Marsh previously purchased a convertible note issued by the Company (which convertible note was subsequently converted into shares of the Company), and as a result of such conversion, such entity is currently a shareholder of the Company and possesses registration rights with respect to its shares. Ms. Marsh is a Board member of the Hospital Association of Southern California and a Board member of the American Red Cross. Ms. Marsh is also a Board Member of Private Essential Access Community Hospitals.  Ms. Marsh received her Bachelor of Science degree in Economics. She received her Master's degree from the University of Southern California; and Healthcare Executive Program from the University of Colorado. Ms. Marsh’s niece is married to the Company’s Chief Financial Officer, Eric Chin.

Mr. Chiang most recently served as California State Treasurer from 2015 to 2019. From 2007 to 2015, he served as California State Controller. Prior to this, he served on the California Board of Equalization from 1999 to 2006. Mr. Chiang began his career as a tax law specialist for the Internal Revenue Service. He then worked as an attorney for then California State Controller Gray Davis, and also worked on the staff of California Senator Barbara Boxer. Mr. Chiang graduated with honors with a Bachelor of Science degree in finance from the University of South Florida and received his J.D. degree from Georgetown University Law Center.

In connection with their appointment to the Board, the Company entered into the following agreements with each of Ms. Marsh and Mr. Chiang: a Board of Directors Agreement, a Proprietary Information Agreement, and an Indemnification Agreement, each dated January 11, 2019. Pursuant to the Board of Directors Agreement, Mr. Chiang (but not Ms. Marsh) will receive standard non-employee director cash compensation in accordance with the Company’s non-employee director compensation policy. Ms. Marsh and Mr. Chiang are eligible to receive awards under the Company’s equity incentive plans, as may from time to time be determined by the Board or the administrator of such plan in its sole discretion. The Indemnification Agreement with Ms. Marsh and Mr. Chiang provides for indemnification and related rights in connection with their service as non-employee directors on the Board.

Copies of the Board of Directors Agreements with Linda Marsh and John Chiang (which contain forms of the Proprietary Information Agreement and Indemnification Agreement as Exhibits A and B, respectively, thereto) are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the respective Board of Directors Agreements, the Proprietary Information Agreements and the Indemnification Agreements.

Compensation of Executive Chairman and co-Chief Executive Officer

On January 11, 2019, upon recommendation of the Compensation Committee of the Board, the Board approved certain adjustments to the base salaries, effective for calendar years 2018 and 2019, for Kenneth Sim, M.D. and Thomas Lam, M.D., the Company’s Executive Chairman and co-Chief Executive Officer, respectively, which include an increase in Dr. Sim’s annual base salary for calendar year 2018 from $493,455 to $950,000, and an increase in Dr. Lam’s annual base salary for calendar year 2018 from $493,455 to $950,000.  Their respective annual base salaries for calendar year 2019 will remain at $950,000.

Item 7.01	Regulation FD Disclosure.

Press Release

On January 17, 2019, the Company issued a press release announcing the director additions described in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 8.01	Other Events.

Appointment of Independent Lead Director

Effective January 11, 2019, upon the recommendation of the Nominating Committee of the Board, the Board appointed Mitchell Kitayama to serve as the Board’s Independent Lead Director to preside at all meetings of the independent directors and exercise such other responsibilities as may be determined by a majority of the independent directors.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.	Description
10.1	Board of Directors Agreement, dated January 11, 2019, with Linda Marsh.
10.2	Board of Directors Agreement, dated January 11, 2019, with John Chiang.
99.1	Press Release dated January 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2019	APOLLO MEDICAL HOLDINGS, INC.

	By:	/s/ THOMAS S. LAM, M.D.
	Name:	Thomas S. Lam, M.D.
	Title:	Co-Chief Executive Officer